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                                                                EXHIBIT NO. 31.4

                                 CERTIFICATIONS

I, William F. Richmond, Senior Vice President, Chief Financial Officer and Assistant Secretary of Greene County Bancshares, Inc., certify that:

(1) I have reviewed this Amendment No. 1 to annual report on Form 10-K of Greene County Bancshares, Inc.;

(2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: September 12, 2005               /s/ William F. Richmond
                                       -----------------------------------------
                                           William F. Richmond
                                           Senior Vice President, Chief
                                               Financial Officer and Assistant
                                               Secretary

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